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                                                EXHIBIT 2.2











                      VANCOUVER MALL II LIMITED PARTNERSHIP

                        (A Delaware Limited Partnership)



                        AGREEMENT OF LIMITED PARTNERSHIP

                           Dated as of October 6, 2000







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                      VANCOUVER MALL II LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

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                                                                                                               PAGE
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ARTICLE I  GENERAL PROVISIONS.....................................................................................1
   1.1  Definitions...............................................................................................1
   1.2  Formation and Name of the Partnership.....................................................................6
   1.3  Effective Date............................................................................................6
   1.4  Principal Place of Business of the Partnership............................................................6
   1.5  Title to Partnership Property.............................................................................7
   1.6  Purposes of the Partnership...............................................................................7
   1.7  Term......................................................................................................7
ARTICLE II  PARTNERS..............................................................................................7
   2.1  Partners..................................................................................................7
   2.2  Powers of the General Partner.............................................................................7
   2.3  Powers of the Limited Partner.............................................................................8
   2.4  Expenses and Services of the Partners.....................................................................8
ARTICLE III  MANAGEMENT AND OPERATION.............................................................................8
   3.1  Acts and Decisions........................................................................................8
   3.2  Care......................................................................................................8
ARTICLE IV  CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS..........................................................8
   4.1  Capital Contributions.....................................................................................8
   4.2  Capital Accounts..........................................................................................9
   4.3  Amounts and Priority of Distributions.....................................................................9
   4.4  Timing of Distributions..................................................................................10
   4.5  Allocation of Income and Loss............................................................................10
   4.6  Special Allocations......................................................................................10
   4.7  Tax Elections............................................................................................10
ARTICLE V  LIABILITY; CONFIDENTIALITY; INDEMNIFICATION; OUTSIDE BUSINESSES.......................................10
   5.1  Liability of Partners....................................................................................10
   5.2  Confidentiality..........................................................................................11
   5.3  Duties and Liabilities of Covered Persons................................................................11
   5.4  Indemnification..........................................................................................12
   5.5  Outside Businesses.......................................................................................13
ARTICLE VI  REPORTS TO PARTNERS; ................................................................................13
   6.1  Tax Matters Partner......................................................................................13
ARTICLE VII ADDITIONAL PARTNERS; TRANSFER; WITHDRAWAL, OPTION TO PURCHASE........................................14
   7.1  Additional Partners......................................................................................14
   7.2  Transfer.................................................................................................14
   7.3  Withdrawals..............................................................................................14

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                                           TABLE OF CONTENTS
                                               continued

   7.4  Resignation of General Partner.............................................................................
   7.5  Option to Purchase.......................................................................................14
ARTICLE VIII  TERMINATION; DISSOLUTION; LIQUIDATION..............................................................15
   8.1  Termination of the Partnership...........................................................................15
   8.2  Events of Dissolution....................................................................................15
   8.3  Liquidation..............................................................................................16
ARTICLE IX  MISCELLANEOUS........................................................................................16
   9.1  Successors and Assigns...................................................................................16
   9.2  No Waiver................................................................................................16
   9.3  Notices..................................................................................................16
   9.4  Severability.............................................................................................17
   9.5  Amendments; Waiver.......................................................................................17
   9.6  Counterparts.............................................................................................17
   9.7  Headings, Etc............................................................................................17
   9.8  No Right to Partition....................................................................................17
   9.9  No Third Party Rights....................................................................................17
   9.10  Applicable Law..........................................................................................17
   9.11  No Reliance.............................................................................................17
   9.12  Amendment...............................................................................................18


Exhibit A.........Certificate of Formation

Schedule 1........Interests





                                                        ii

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                          LIMITED PARTNERSHIP AGREEMENT
                   FOR VANCOUVER MALL II LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP


         THIS LIMITED PARTNERSHIP AGREEMENT (this "AGREEMENT"), dated as of October 6, 2000, is entered into by and between VANCOUVER MALL LLC, a Delaware limited partnership ("VM LLC"), and VANCOUVER ASSOCIATES, a California limited partnership (the "LIMITED PARTNER"). VM LLC is sometimes referred to herein as the "GENERAL PARTNER." The Limited Partner and VM LLC are sometimes referred to herein collectively as the "PARTNERS" and individually as a "PARTNER."

         WHEREAS, the General Partner and the Limited Partner both were both partners in Vancouver Mall, a Washington general partnership (the "WASHINGTON PARTNERSHIP");

         WHEREAS, the General Partner and the Limited Partner have formed the Partnership (as hereafter defined) pursuant to the provisions of the Act (as hereinafter defined) and, on the date hereof, have merged the Washington Partnership with and into the Partnership pursuant to an Agreement and Plan of Merger between the Washington Partnership and the Partnership, dated as of the date hereof, with the Partnership being the surviving entity;

         WHEREAS, pursuant to such merger, all right and interest of the Limited Partner in the Washington Partnership was converted from a general partnership interest in the Washington Partnership to a limited partnership interest in the Partnership;

         WHEREAS, pursuant to such merger, all right and interest of the General Partner in the Washington Partnership was converted from a general partnership interest in the Washington Partnership to a general partnership interest in the Partnership; and

         WHEREAS, the General Partner and the Limited Partner each desire to enter into this Partnership Agreement and to provide for the rights and obligations of all Partners (as hereinafter defined) of the Partnership;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows:

                                   ARTICLE I

                               GENERAL PROVISIONS

     1.1 DEFINITIONS. For the purpose of this Agreement, the following terms shall have the following meanings:

       "ACT" shall have the meaning set forth in the Section 1.2 hereto.

       "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the specified Person. As used


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herein, "control" shall mean the ownership of more than 50% of the economic and voting interest in the specified Person.

       "AGREEMENT" shall have the meaning set forth in the recitals hereto.

       "ALLOCATION DATE" shall mean (i) the last day of each Fiscal Year, (ii) the day before the date of any change in ownership of the Partnership, and (iii) any other date determined by the General Partner as appropriate for a closing of the Partnership's books.

       "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

       "CAPITAL ACCOUNT" shall have the meaning set forth in Section 4.2.

       "CAPITAL CONTRIBUTION" shall mean, with respect to each Partner, the amount of cash contributed by such Partner to the capital of the Partnership from time to time pursuant to Section 4.1.

       "CODE" shall mean the Internal Revenue Code of 1986, as amended.

       "CONFIDENTIAL INFORMATION" shall have the meaning specified in Section
5.2.

       "COVERED PERSON" shall have the meaning set forth in Section 5.3.

       "DEED OF TRUST" means the Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Financing Statement among the Partnership, as Borrower, Chicago Title Insurance Company as Trustee and the Lender, as Beneficiary dated as of October 6, 2000.

       "DISTRIBUTABLE PROCEEDS" shall mean the amount, if any, by which (i) all cash received by the Partnership (excluding Capital Contributions) to the extent that such cash has not previously been distributed pursuant to Section 4.3(a) exceeds (ii) the Partnership's cash expenses paid or then due and payable and a reasonable reserve, as determined by the General Partner, for accrued or anticipated future expenses and contingent liabilities of the Partnership, to the extent that such expenses and reserves have not been paid or provided for from Capital Contributions.

       "FAIR VALUE" shall mean with respect to all assets, other than cash, the value determined by the General Partner.

       "FISCAL YEAR" shall mean each fiscal year of the Partnership (or portion thereof), which shall end on December 31; PROVIDED, HOWEVER, that upon termination of the Partnership, "FISCAL YEAR" shall mean the period from the January 1 immediately preceding such termination to the date of such termination.

       "GENERAL PARTNER" shall mean Vancouver Mall LLC, or its successor in interest.

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       "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5.4(b).

       "INTEREST" shall mean, with respect to any Partner, the percentage set forth opposite such Partner's name on SCHEDULE 1 hereto, as such percentage may change from time to time in accordance with the terms hereof.

       "LENDER" means Lehman Brothers Bank FSB or its successors and assigns.

       "LIMITED PARTNER" shall mean Vancouver Associates, or its successor in interest.

       "MATERIAL ACTION" with respect to the Partnership, means to institute proceedings to have such entity be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such entity or file a petition seeking, or consent to, reorganization or relief with respect to such entity under any applicable federal or state law relating to bankruptcy, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such entity or a substantial part of its property, or make any assignment for the benefit of creditors of such entity, or admit in writing such entity's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve, liquidate, consolidate, merge, or sell all or substantially all of the assets of the Partnership, or engage in any other business activities other than those referred to in Section 1.6.

       "NOTE" has the meaning set forth in the Deed of Trust.

       "PARTNERSHIP" shall mean Vancouver Mall II Limited Partnership.

       "PERIOD" shall mean, for the first Period, the period commencing on the date of this Agreement and ending on the next Allocation Date. All succeeding periods shall commence on the day after an Allocation Date and end on the next Allocation Date.

       "PERSON" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability partnership, a trust, an estate, an unincorporated organization or other entity.

       "REGULATIONS" shall mean the regulations promulgated by the Treasury Department under the Code.

       "SINGLE PURPOSE BANKRUPTCY REMOTE ENTITY" Capitalized terms in this definition have the meanings assigned to them in the Deed of Trust and references to sections in this definition are to sections of the Deed of Trust. "Single Purpose Bankruptcy Remote Entity" shall mean a corporation, limited partnership or limited liability company which does not and shall not:

       (a) engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Property and entering into the Loan, and activities incidental thereto;

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       (b) acquire or own any material assets other than (i) the Property, and
(ii) such incidental Personal Property as may be necessary for the operation of the Property;

       (c) except as may be permitted in Section 8.3 (e) of the Deed of Trust, merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

       (d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Property is located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the single purpose entity provisions of Borrower's Partnership Agreement, ARTICLEs or Certificate of Incorporation, ARTICLEs of Organization or similar organizational documents, as the case may be, whichever is applicable;

       (e) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

       (f) commingle its assets with the assets of any of its members, general partners, affiliates, principals or of any other person or entity, participate in a cash management system with any other entity or person or fail to use its own separate stationery, telephone number, invoices and checks;

       (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for Taxes, Other Charges, Insurance Premiums, leasing expenses and other trade payables in the ordinary course of its business of owning and operating the Property, provided that such debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred or due, (iii) does not exceed in the aggregate $3,000,000.00 and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances;

       (h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

       (i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and affiliates of Borrower, the affiliates of a member, general partner or principal of Borrower, and any other person or entity, (ii) permit its assets or liabilities to be listed as assets or liabilities of another entity on the financial statement of any other entity or person or (iii) include the assets or liabilities of any other person or entity on its financial statements;

       (j) enter into any contract or agreement with any member, general partner, principal or affiliate of Borrower or of Principal, or any member, general partner, principal or affiliate thereof, (other than that certain Master Development Framework Agreement between Centermark Properties, Inc. and Westfield Corporation, Inc. dated as of July 1, 1996, as amended


                                       4
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by that certain First Amendment to Master Development Framework Agreement made as of May 21, 1997 between Westfield America, Inc. (f/k/a Centermark Properties, Inc.) and Westfield Corporation, Inc., or any development agreement executed in accordance with the terms thereof that certain Management Agreement between Borrower and Westfield Corporation, Inc., dated as of October 6, 2000) except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or affiliate of Borrower or of Principal, or any member, general partner, principal or affiliate thereof;

       (k) to the fullest extent permitted by law, seek the dissolution or winding up in whole, or in part, of Borrower;

       (l) fail to correct any known misunderstandings regarding the separate identity of Borrower, or any member, general partner, principal or affiliate thereof or any other person or entity;

       (m) guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another entity or person;

       (n) make any loans or advances to any third party, including any member, general partner, principal or affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or affiliate of Borrower or Principal, as the case may be, or any member, general partner, or affiliate thereof;

       (o) fail to file its own tax returns or be included on the tax returns of any other person or entity except as required by applicable law;

       (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an affiliate of Borrower or of Principal (other than the trade name "Westfield" or "Westfield Shoppingtown"), as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower or Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or affiliate of Borrower, or of Principal, as the case may be, or any member, general partner, principal or affiliate thereof);

       (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

       (r) share any common logo (other than the Westfield logo) with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or affiliate of Borrower or of Principal, as the case may be, (ii) any affiliate of a general partner,


                                       5
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principal or member of Borrower or of Principal, as the case may be, or (iii)
any other person or entity;

       (s) fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

       (t) pledge its assets for the benefit of any other person or entity other than with respect to the Loan;

       (u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

       (v) fail to provide in its (i) articles of organization, certificate of formation, operating agreement and/or limited liability company agreement, as applicable, if it is a limited liability company, (ii) limited partnership agreement, if it is a limited partnership or (iii) certificate of incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note and this Security Instrument, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Directors of the General Partner (as defined in the Amended and Restated Limited Liability Company Agreement of the General Partner, dated of even date herewith) and all of the general partners/managing members/directors;

       (w) fail to hold its assets in its own name;

       (x) if Borrower is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by applicable law;

       (y) have any of its obligations guaranteed by an affiliate; and

       (z) violate or cause to be violated the assumptions made with respect to Borrower and its principals in that certain opinion letter pertaining to substantive consolidation delivered by Debevoise & Plimpton to Lender and the Rating Agencies in connection with the Loan.

       "SPECIAL ALLOCATIONS" shall have the meaning set forth in Section 4.6.

       1.2 FORMATION AND NAME OF THE PARTNERSHIP. VM LLC and the Limited Partner the "Partnership" pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (as it may be amended from time to time, and any supplement thereto, the "ACT"). The name of the Partnership is Vancouver Mall II Limited Partnership. The General Partner shall cause to be executed and filed, if necessary, any further certificates and documents as may be necessary or appropriate from time to time to comply with all requirements for the continued existence and operation of a limited partnership in the State of Delaware and all other jurisdictions where the Partnership may desire to conduct its business.

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       1.3 EFFECTIVE DATE. This Agreement shall be effective as of the date hereof.

       1.4 PRINCIPAL PLACE OF BUSINESS OF THE PARTNERSHIP. The principal place of business of the Partnership shall be 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025, or at such other place as may be designated from time to time by General Partner. The Partnership may maintain such other places of business as General Partner may deem advisable from time to time. The Partnership shall keep its books and records at its principal office or at such other place in the United States as may from time to time be designated by the General Partner. The General Partner shall give prompt notice to each partner of any change in the location of the Partnership's principal office or the location of its books and records.

       1.5 TITLE TO PARTNERSHIP PROPERTY. Title to all assets owned by the Partnership, whether tangible or intangible, shall be held by the Partnership as an entity and no Partner, individually, shall have any ownership of any such asset. The Partnership may hold any of its assets in its own name or in the name of a nominee, which nominee may be one or more individuals, corporations, partnerships, trusts or other entities.

       1.6 PURPOSES OF THE PARTNERSHIP. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT AND ANY OTHER DOCUMENT GOVERNING THE FORMATION, MANAGEMENT OR OPERATION OF THE PARTNERSHIP, AT ALL TIMES WHILE ANY AMOUNTS OF PRINCIPAL, INTEREST OR OTHER AMOUNTS DUE AND OWING UNDER THE NOTE REMAIN OUTSTANDING, THE PURPOSES OF THE PARTNERSHIP SHALL COMPRISE, AND THE NATURE OF THE BUSINESS TO BE CONDUCTED AND PROMOTED BY THE PARTNERSHIP IS SOLELY: (I) ACQUIRING, DEVELOPING, OWNING, HOLDING, SELLING, LEASING, TRANSFERRING, EXCHANGING, MANAGING, OPERATING AND FINANCING THE SHOPPING CENTER KNOWN AS WESTFIELD SHOPPINGTOWN VANCOUVER LOCATED IN THE UNITED STATES OF AMERICA; (II) ENTERING INTO THE DEED OF TRUST AND THE NOTE AND (III) ENGAGING IN ALL ACTIVITIES RELATED OR INCIDENTAL TO ANY OF THE FOREGOING BUT NOT IN CONTRAVENTION OF ANY OF THE PROVISIONS OF THIS AGREEMENT OR THE ACT; AND THE GENERAL PARTNER AND THE PARTNERSHIP SHALL TAKE ALL ACTIONS NECESSARY TO CAUSE THE PARTNERSHIP AND THE GENERAL PARTNER TO COMPLY WITH, AND WILL REFRAIN FROM TAKING ANY ACTIONS IN VIOLATION OF, THE DEFINED TERM "SINGLE PURPOSE BANKRUPTCY REMOTE ENTITY". ANY SUBSTITUTE GENERAL PARTNER PERMITTED UNDER THIS AGREEMENT SHALL BE REQUIRED TO COMPLY WITH THIS SECTION 1.6.

       1.7 TERM. The Partnership commenced upon the filing of a Certificate of Limited Partnership in the office of the Secretary of State of Delaware, and shall continue until June 30, 2096, unless sooner terminated or dissolved under the provisions of this Agreement or pursuant to law.

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                                   ARTICLE II

                                    PARTNERS

       2.1 PARTNERS. The names and the business residence or mailing addresses of the Partners are as set forth on SCHEDULE 1 hereto.

       2.2 POWERS OF THE GENERAL PARTNER. The business and affairs of the Partnership shall be managed exclusively by the General Partner, which may exercise all such powers of the Partnership and do all such lawful acts and things as are not prohibited by the Act or this Agreement.

       2.3 POWERS OF THE LIMITED PARTNER. The Limited Partner shall have no right to, and shall not, take part in the management or control of the Partnership's business and affairs or act for or bind the Partnership, except as otherwise provided in this Agreement. Except as otherwise provided in this Agreement, the Limited Partners shall not take part in or interfere in any manner with the conduct or control of the business of the Partnership nor have the right to vote on any matter relating to the Partnership, its business or affairs.

       2.4 EXPENSES AND SERVICES OF THE PARTNERS. During the existence of the Partnership, the Partners shall devote such time and effort to the Partnership business as may be necessary to promote the interests of the Partnership and the mutual interests of the Partners. The General Partner shall charge the Partnership and be reimbursed for all expenses (including, without limitation, legal and accounting fees and travel expenses) incurred by the General Partner in connection with the Partnership's business, and may allocate to the Partnership on any basis selected by the General Partner in good faith which is consistent with good accounting practices, a portion of any and all expenses incurred for the mutual benefit of the Partnership and the other operations, businesses or affairs of the General Partner or its affiliates. Each Partner may have other business interests and may engage in any other activities in addition to those relating to the Partnership, including similar ventures, and neither the Partnership nor the other Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures.

                                  ARTICLE III

                            MANAGEMENT AND OPERATION

       3.1 ACTS AND DECISIONS. The business and affairs of the Partnership shall be managed and controlled solely and exclusively by the General Partner, who shall have all of the rights that may be possessed by a general partner pursuant to the Act and such rights and powers as are otherwise conferred by law or are necessary, advisable or convenient for the management of the business and affairs of the Partnership.

       3.2 CARE. Notwithstanding anything contained in Section 5.3 hereof to the contrary, the General Partner shall not be held to the standard of care of a fiduciary and shall not be an agent for the Limited Partner. Subject to the foregoing, (i) the General Partner shall not be liable for

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any error in judgment or for any action taken or omitted to be taken by it hereunder except for its gross negligence or willful misconduct, and (ii) the General Partner may rely on legal counsel, independent public accountants and other experts selected or accepted by the General Partner as provided herein and shall not be liable for any action taken or omitted to be taken in good faith by the General Partner in accordance with the advice of such counsel, accountants or experts.

                                   ARTICLE IV

                  CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS

       4.1 CAPITAL CONTRIBUTIONS.

          (a) Each Partner has previously made contributions to the capital of the Partnership. No Partner shall be obligated to make any further contributions to the capital of the Partnership. No Partner shall be entitled to interest on its Capital Contribution amount or its Capital Account amount.

          (b) The Partnership may from time to time require funds in addition to the funds which may be available to the Partnership out of (i) the capital contributions of the Partners, (ii) gross revenues generated from its operations, (iii) loans made to the Partnership, and (iv) reserves of the Partnership in order to meet its Cash Needs (as hereinafter defined). If, as and when the General Partner shall determine, in its sole discretion, that funds are or will be required to meet Cash Needs of the Partnership, the General Partner may, but shall not be obligated to, contribute funds to the Partnership in an amount equal to the Cash Needs as an additional capital contribution (in which event the Interest of the Partners will be adjusted). As used herein, "CASH NEEDS" shall mean and include any cash needs or requirements of whatever kind or nature, incurred or to be incurred in the course of the Partnership business, for which sufficient funds are not available to the Partnership from the sources described in clauses (i), (ii), (iii) and (iv) of this Section 4.1(b).

          (c) The provisions of this Section 4.1 are intended only to govern the obligations of the Partners INTER SE, and shall not be enforceable against the Partners by any creditor of the Partnership or of any partner, or by any party claiming by or through any such creditor or any partner.

          (d) Notwithstanding anything to the contrary contained in Section 4.1(b) or elsewhere in this Agreement, it is agreed and understood by the Partners that in no event shall the General Partner be obligated to request additional capital contributions pursuant to Section 4.1(b) in order to satisfy the Cash Needs of the Partnership.

       4.2 CAPITAL ACCOUNTS. The Partnership shall maintain a "CAPITAL ACCOUNT" for each partner on the books of the Partnership and, as of the close of business of each Allocation Date, items of income, gain, loss or deduction shall be allocated in accordance with the following provisions:

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          (a) Each Partner's Capital Account shall be increased by the amount of such Partner's Capital Contributions; any item of income or gain allocated to such partner pursuant to Section 4.5 or Section 4.6; and the amount of Partnership liabilities, if any, assumed by such Partner or secured, in whole or in part, by any Partnership assets that are distributed to such partner.

          (b) Each Partner's Capital Account shall be decreased by the amount of cash and the Fair Value on the date of distribution of any other Partnership property distributed to such partner pursuant to Sections 4.3(a) or 8.3(b); any item of loss or deduction allocated to such partner pursuant to Section 4.5 or
Section 4.6; and the amount of liabilities, if any, of such partner assumed by the Partnership.

       4.3 AMOUNTS AND PRIORITY OF DISTRIBUTIONS.

          (a) Distributable Proceeds shall be distributed to the Partners pro rata in accordance with their Interests.

          (b) Distributions pursuant to this Section 4.3 shall be made only in cash.

       4.4 TIMING OF DISTRIBUTIONS. Distributions shall be made at such other times, and in such amounts, as the General Partner shall determine.

       4.5 ALLOCATION OF INCOME AND LOSS.

          (a) Each item of income, gain, loss and deduction of the Partnership shall be allocated among the Capital Accounts of the Partners with respect to each Period pro rata in accordance with their Interests.

          (b) For federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for Capital Account purposes under Section 4.5 and Section 4.6 hereof. Tax credits shall be equitably allocated by the General Partner.

       4.6 SPECIAL ALLOCATIONS. Section 704 of the Code and the Regulations issued thereunder, including but not limited to the provisions of such Regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference. If, as a result of the provisions of Section 704 of the Code and the Regulations issued thereunder, items of income, gain, loss and deductions are allocated to the Partners in a manner that is inconsistent with the Partner's Interests, to the extent permitted under the Regulations, items of future income and loss shall be allocated among the Partners so as to prevent such allocations from distorting the manner in which Partnership distributions will be divided among the Partners pursuant to this Agreement ("SPECIAL ALLOCATIONS").

       4.7 TAX ELECTIONS. The General Partner may, in its discretion, make or refrain from making any income or other tax elections for the Partnership, including the election with respect to the tax basis of assets of the Partnership provided for in section 754 of the Code, which it deems necessary or advisable in the best interests of the Partnership, PROVIDED that the General Partner agrees not to unreasonably withhold its consent to making a section 754 election upon the request of any partner in connection with a permitted transfer of such partner's interest hereunder, and PROVIDED FURTHER that the General Partner shall not elect, and shall not permit the Partnership to elect, to be treated as an association taxable as a corporation for federal, state or local income tax purposes under Treasury Regulations section 1.7701-3, or under any corresponding provision of state law. Limited Partner hereby consents to any such election by the General Partner permitted by the immediately preceding sentence.

                                   ARTICLE V

                           LIABILITY; CONFIDENTIALITY;
                       INDEMNIFICATION; OUTSIDE BUSINESSES

       5.1 LIABILITY OF PARTNERS. The Partners shall not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act and other applicable law. A Partner shall not be personally liable for any indebtedness, liability or obligation of the Partnership, except that each Partner shall remain personally liable for the payment of its Capital Contribution and as otherwise set forth in this Agreement, the Act and any other applicable law. No Partner shall be obligated to restore by way of capital contribution or otherwise any deficit in its Capital Account or the Capital Account of any other Partner (if such deficits occur).

       5.2 CONFIDENTIALITY. Each of the Partners shall, and shall direct those of its directors, officers, Partners, employees, attorneys, accountants, consultants and advisors who have access to the terms of this Agreement (the "CONFIDENTIAL INFORMATION"), to keep confidential and not disclose any of the Confidential Information without the express consent of the General Partner, unless such disclosure is required by a taxing authority or financial reporting requirement, or legal process or by an order, judgment or decree of a court or other governmental authority of competent jurisdiction; PROVIDED, HOWEVER, that such partner may disclose the terms of this Agreement to any proposed assignee, transferee or participant of all or any part of its Interest who agrees for the benefit of the General Partner to abide by the provisions of this Section 5.2. The term "Confidential Information" does not include any information that (a) is or becomes generally available to the public through no action, omission or breach of the terms and conditions hereof by a partner or (b) is or becomes available to a Partner on a nonconfidential basis from a source that to the best of such Partner's knowledge is not prohibited from disclosing such information to the partner by a contractual, legal, fiduciary or other confidentiality obligation.

       5.3 DUTIES AND LIABILITIES OF COVERED PERSONS.

          (a) To the extent that, at law or in equity, any partner, any Affiliate of a Partner, any shareholders, partners, partners, officers, directors, employees, fiduciaries, representatives or agents of a Partner or their respective Affiliates or any officer, employee or agent of the Partnership (each a "COVERED PERSON") has duties (including fiduciary duties) and liabilities related thereto to the Partnership or to any other Covered Person, such Covered Person shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

          (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Covered Persons, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Partnership or any Partner, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. Unless otherwise expressly provided herein, in the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

          (c) Whenever in this Agreement a Covered Person is permitted or required to make a decision (i) in its "DISCRETION" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (ii) in its "GOOD FAITH" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

       5.4 INDEMNIFICATION.

          (a) The Partnership shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or against the Partnership or otherwise, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Partnership to procure a judgment in its favor, by reason of the fact that such Covered Person is or was a partner, officer, employee or agent of the Partnership, or that such Covered Person is or was serving at the request of the Partnership as a partner, director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding. Notwithstanding the foregoing, no indemnification shall be provided to or on behalf of any Covered Person if a judgment or other final adjudication adverse to such Covered Person establishes that his or her acts (or the acts of its agents, employees, officers, directors or Affiliates) were intentional misconduct or gross negligence.

          (b) Any indemnification under subsection (a) of this Section 5.4 (unless ordered by a court) shall be made by the Partnership only as authorized in the specific case upon a determination that the indemnification of the Covered Person is proper under the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) of this Section 5.4 (the "Indemnified Party"). Such determination shall be made by the General Partner at the sole cost and expense of the Partnership. The Indemnified Party shall (i) provide the Partnership with written notice of all actions, suits and proceedings brought against it as set forth in subsection (a) of this Section 5.4, PROVIDED that the failure to deliver such notice shall not affect the Partnership's indemnification obligations hereunder unless such failure has a material adverse effect on the Partnership's defense of such action, suit or proceeding, and (ii) cooperate with reasonable requests of the Partnership with respect to all aspects of the actions, suits and proceedings brought against it. In addition, the Indemnified Party shall not settle any action, suit or proceeding brought against it without the prior written consent of the Partnership (which shall not be unreasonably withheld or delayed). The Partnership may hire the counsel of its choice to defend the Indemnified Party, subject to the reasonable approval of the Indemnified Party.

          (c) The Partnership will pay expenses incurred in defending any action, suit or proceeding described in subsection (a) of this Section 5.4 in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by the Covered Person receiving such advance to repay the amount advanced by the Partnership (together with interest at the rate of 10% per annum) if it is determined under subsection (b) of this Section 5.4 that he or it is not entitled to indemnification hereunder.

          (d) The Partnership may, in the discretion of the General Partner, purchase and maintain insurance for itself and insurance on behalf of any Covered Person against any liability asserted against him or her, whether or not the Partnership would have the power by law to indemnify him or her against such liability.

          (e) The indemnification provided by this Section 5.4 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement, determination of the General Partner or otherwise. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 5.4 shall continue as to a Covered Person who has ceased to be a Partner (or other person indemnified hereunder) and shall inure to the benefit of the successors, executors, administrators, legatees and distributees of such person.

          (f) The provisions of this Section 5.4 shall be a contract between the Partnership, on the one hand, and each Covered Person who served in such capacity at any time while this Section 5.4 is in effect, on the other hand, pursuant to which the Partnership and each such Covered Person intend to be legally bound. No repeal or modification of this Section 5.4 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

       5.5 OUTSIDE BUSINESSES. Except as otherwise provided in the definition of Single Purpose Bankruptcy Remote Entity, any Partner or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Partnership, and the Partnership and the Partners shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

                                   ARTICLE VI

                               TAX MATTERS PARTNER

       6.1 TAX MATTERS PARTNER. The General Partner shall cause to be prepared and filed all federal, state and local tax returns of the Partnership. Unless otherwise required by law, the General Partner shall be the tax matters partner of the Partnership within the meaning of section 6231(a)(7) of the Code. Prompt notice shall be given to the other Partners upon the receipt of advice that the Internal Revenue Service or other taxing authority intends to examine any income tax return or records or books of the Partnership. This provision shall survive any termination of this Agreement.

                                  ARTICLE VII

          ADDITIONAL PARTNERS; TRANSFER; WITHDRAWAL, OPTION TO PURCHASE

       7.1 ADDITIONAL PARTNERS. Except as set forth in this ARTICLE 7, the Partnership shall not admit any new Partners to the Partnership without the consent of the General Partner.

       7.2 TRANSFER.

          (a) The Limited Partner shall not, directly or indirectly, sell, exchange, transfer, assign, pledge or otherwise dispose of (collectively, "Transfer") all or any part of its Interest in the Partnership without the prior written consent of the General Partner (which consent may be withheld in the General Partner's sole discretion).

          (b) The General Partner may Transfer all or any part of its Interest in the Partnership, without the prior written consent of the Limited Partner.

          (c) No Transfer of all or any part of the Interest of a Partner permitted to be made under this Section 7.2 shall be binding on the Partnership unless (i) the assignee shall execute and acknowledge an instrument, in form and substance reasonably satisfactory to the remaining Partners, whereby it agrees to assume and be bound by all of the covenants, terms and conditions of this Agreement, as the same may have been amended, from and after the effective date of such assignment, (ii) a duplicate original of such instrument duly executed and acknowledged by the parties thereto, is delivered to the Partnership and
(iii) the assignee shall pay all reasonable expenses in connection with its admission as a Partner.

       7.3 WITHDRAWALS. Except for transfers permitted pursuant to Section 7.2 above, prior to the dissolution and winding up of the Partnership, no Partner may withdraw from the Partnership. Withdrawals by any Partner of its Capital Account or any portion thereof shall not be permitted.

       7.4 OPTION TO PURCHASE. (a) At any time after the date hereof, but no later than the date that is the two (2) year anniversary of the date hereof, the General Partner may require the Limited Partner to sell the entire partnership interest held by the Limited Partner to the General Partner for $247,111.90 (the "Purchase Option"), by delivering a written notice (the "Option Notice") to the Limited Partner indicating that the General Partner desires to exercise its rights under this Section 7.4. The General Partner shall acquire the Limited Partner's entire partnership interest by paying to the Limited Partner the amount specified in the immediately preceding sentence.

          (a) If Option is properly exercised as set forth above, the Limited Partner shall sell and the General Partner shall buy the Limited Partner's entire partnership interest, such interest to be transferred to General Partner or General Partner's designee on the thirtieth (30th) day after the delivery of the Notice (or the next Business Day thereafter if such day is not a Business
Day). At the closing, the purchase price specified above shall be paid by the General Partner by official bank check or by bank wire transfer of immediately available funds. All costs, expenses, taxes and other closing costs shall be paid by the Limited Partner, PROVIDED, HOWEVER, that in the event the Option is exercised, AND the closing occurs prior to the first anniversary of the date hereof, the General Partner will be responsible for the Washington State real estate excise tax, if any, with respect to such transfer of the Limited Partner's interest. The terms of the purchase and sale shall be unconditional, except that (I) the Limited Partner shall be deemed to represent and warrant that its entire interest in the Partnership is owned by it free and clear of all liens and encumbrances and is subject to no legal or equitable claims and (II) the General Partner shall be deemed to have assumed all obligations and liabilities relating to the purchased interest arising from transactions or events first occurring after the date of such sale, and upon demand each such Partner shall deliver to the other appropriate documentation evidencing the sale, assignment, representation and assumption set forth herein. If the Limited Partner shall fail to comply with its obligation to sell its Partnership Interest after proper exercise of the Option, or if the General Partner shall fail to comply with its obligation to purchase the Limited Partner's Partnership Interest, such partner shall be deemed a Defaulting Partner hereunder and the other Partner shall have, in addition to the rights and remedies set forth herein, all rights and remedies at law or equity, PROVIDED, HOWEVER, that in the event that the General Partner shall be deemed a Defaulting Partner hereunder, notwithstanding anything herein to the contrary, the sole remedy of the Limited Partner shall be specific performance of the obligations of the General Partner hereunder.

                                  ARTICLE VIII

                      TERMINATION; DISSOLUTION; LIQUIDATION

       8.1 TERMINATION OF THE PARTNERSHIP. Subject to the provisions of Section 8.2(a), in the event of the occurrence of a Dissolution Event (as defined herein), the Partnership shall be terminated on the 90th day after the occurrence of such event.

       8.2 EVENTS OF DISSOLUTION. The Partnership shall be dissolved upon any of the following (each a "DISSOLUTION EVENT"):

          (a) December 31, 2099;

          (b) the mutual agreement by each Member to terminate the Partnership;

          (c) the death, insanity, bankruptcy, retirement, resignation, expulsion, dissolution, disability or legal incapacity of the General Partner; or

          (d) the occurrence of any other event specified under the laws of the State of Delaware as one effecting dissolution.

          (e) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership shall have been liquidated and distributed as provided herein. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership the business of the Partnership and the rights and obligations of the Partners, as such, shall continue to be governed by this Agreement.

       8.3 LIQUIDATION.

          (a) Upon dissolution of the Partnership, the property and business of the Partnership shall be liquidated within a reasonable period of time by the General Partner. Subject to the requirements of applicable law and the further provisions of this Section 8.3, and except to the extent cash is required in order to pay or otherwise satisfy the claims of Partnership creditors, the General Partner shall have absolute discretion in determining whether to sell or otherwise dispose of Partnership assets or to distribute the same in kind.

          (b) As soon as practicable after the effective date of dissolution of the Partnership, whether by expiration of its full term or otherwise, but in any event within one year after dissolution of the Partnership, after allocating all items of income, gain, loss or deduction pursuant to Sections 4.5 and 4.6, the Partnership's assets shall be applied and distributed in the following manner and order of priority:

          (i) first, the claims of all creditors of the Partnership (including Partners), except to the extent not permitted by
          (law) shall be paid and discharged, other than liabilities for which reasonable provision for payment has been made; and

         (ii) thereafter, in accordance with Section 4.3(a).

          (c) Notwithstanding any other provision of this Agreement, the amount by which the Fair Value of any property to be distributed in kind to the Partners (including property distributed in liquidation) exceeds or is less than the tax basis of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing income, gains and losses of the Partnership for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement.

          (d) When the General Partner has complied with the liquidation plan described in this Section 8.3, the Partners shall execute, acknowledge and cause to be filed an instrument evidencing the cancellation of the Certificate.

                                   ARTICLE IX

                                  MISCELLANEOUS

       9.1 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Partners.

       9.2 NO WAIVER. The failure of any partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

       9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be given by personal delivery, mailed by registered or certified mail or air courier service, or sent by telex or telecopy, and addressed: if to the Partnership, at its principal office and, if to a partner, to such partner at its last known address as disclosed on the records of the Partnership with copies to its attorneys as follows: notices to General Partner's attorneys should be sent to Debevoise & Plimpton, 875 Third Avenue, New York, New York, 10022, Attention: Peter Schwartz, Esq.; notices to the Limited Partner's attorneys should be sent to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, Attention: D. Eric Remensperger, Esq. Notices shall be deemed to have been given as of the date delivered, telexed or telecopied, or if mailed, the third day after mailing. The Partnership and any partner may change its address(es) for notices by delivering or mailing as aforesaid, a notice stating the change and setting forth the changed address(es).

       9.4 SEVERABILITY. In case any provision in this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired hereby.

       9.5 WAIVER. No provision of this Agreement may be amended or waived without the written consent of all of the Partners.

       9.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

       9.7 HEADINGS, ETC. The headings in, and table of contents of, this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

       9.8 NO RIGHT TO PARTITION. The Partners, on behalf of themselves and their shareholders, Partners, Partners, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership or any asset of the Partnership, or any interest which is considered to be Partnership property, regardless of the manner in which title to such property may be held.

       9.9 NO THIRD PARTY RIGHTS. This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.

       9.10 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

       9.11 NO RELIANCE. Each Partner is a sophisticated buyer with respect to its Interest in the Partnership and has adequate information concerning the business to make an informed decision regarding its investment in the Partnership and has independently and without reliance upon any other Partner and based on such information as such Partner has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Partner acknowledges (i) that it has been provided an opportunity to obtain copies of such documents and the information as it has deemed appropriate in making its own evaluation of the Partnership's business and its decision to enter into this Agreement and (ii) that information which may be pertinent to such Partner's decision to invest in the Partnership is available to such Partner and can be obtained from the public files. Each Partner shall continue to make its own analyses and decisions with respect to its Interest without reliance upon any other partner, subject to the other Partners fulfilling their express obligations under this Agreement.

       9.12 AMENDMENT. No change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment shall be in writing and duly executed by each of the Partners, PROVIDED, HOWEVER, that the Partnership, so long as any amount of principal, interest and other amounts due and owing under the Note remain outstanding, shall not amend the definition of Single Purpose Bankruptcy Remote Entity, nor any of the provisions of Section 1.6, or Section 9.12 unless: (i) the Lender consents; and (ii) the Partnership receives confirmation from the applicable rating agencies that such amendment will not result in a qualification, withdrawal or downgrade of any securities rating.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    PARTNERS:


GENERAL PARTNER:                    VANCOUVER MALL LLC

                                    By:  Westfield America Limited
                                         Partnership, its sole and
                                         managing member


                                    By:  Westfield America, Inc., its general
                                         partner

                                         /s/    IRV HEPNER
                                         ----------------------------
                                         Name:  Irv Hepner
                                         Title: Secretary

                             By:      VANCOUVER ASSOCIATES, a
                                      California limited partnership

                                      By:      The Newman Family Trust
                                               Created by Declaration of Trust
                                               Dated November 17, 1993, as
                                               Amended, general partner


                                               /s/ HARRY NEWMAN, JR.
                                               --------------------------------
                                               Harry Newman, Jr., Trustee

                                               /s/ ANNE P. NEWMAN
                                               --------------------------------
                                               Anne P. Newman, Trustee

                                      By:      The Brettin Family Trust Dated
                                               April 28, 1987, as Amended,
                                               General partner

                                               /s/ LEROY H. BRETTIN
                                               --------------------------------
                                               LeRoy H. Brettin, Trustee

                                               /s/ IDA M. BRETTIN
                                               --------------------------------
                                               Ida M. Brettin, Trustee

STATE OF ______________)
                       ) ss.
COUNTY OF _____________)

On __________, ____, before me,
________________________________________, Notary Public, personally appeared
__________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s)_______ subscribed to the within instrument and acknowledged to me that _____ executed the same in _____ authorized capacity, and that by _____ signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

____________________
Notary Public

My commission expires ________,


STATE OF CALIFORNIA    )
                       ) ss.
COUNTY OF LOS ANGELES     )

On October 4, 2000, before me, Susan W. Byhower, Notary Public, personally appeared LeRoy H. Brettin and Ida M. Brettin, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.



     WITNESS my hand and official seal.


SUSAN W. BYHOWER
Notary Public

My commission expires August 19, 2003

                                    EXHIBIT A

                            CERTIFICATE OF FORMATION

                                State of Delaware
                        Office of the Secretary of State
                            -------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "VANCOUVER MALL II LIMITED PARTNERSHIP" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SECOND DAY OF OCTOBER, A.D. 2000.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE NOT BEEN ASSESSED TO DATE.






                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                                               DATE: 10-02-00

                                State of Delaware
                        Office of the Secretary of State
                            -------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "VANCOUVER MALL II LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 2000, AT 1 O'CLOCK P.M.









                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                                                  DATE: 10-02-00

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      VANCOUVER MALL II LIMITED PARTNERSHIP

     This Certificate of Limited Partnership of VANCOUVER MALL II LIMITED PARTNERSHIP (the "Partnership"), dated as of September 29, 2000, is being duly executed ans filed by VANCOUVER MALL LLC, a Delaware limited liability company, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 DEL.C. Section 17-101 ET SEQ.).

     1. NAME. The name of the Partnership is VANCOUVER MALL II LIMITED PARTNERSHIP.

     2. REGISTERED OFFICE AND AGENT. The Partnership shall maintain an office at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, which shall be deemed its registered office, and The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 is hereby appointed its registered agent for service of process in Delaware.

     3. GENERAL PARTNER. The names and a business, residence or mailing address of each general partner of the Partnership is as follows:


                           VANCOUVER MALL LLC
                           c/o Westfield Corporation, Inc.
                           11601 Wilshire Boulevard
                           Los Angeles, California 90025.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                      VANCOUVER MALL LLC, a
                      Delaware limited liability company

                              By: Westfield America Limited Partnership, a Delaware limited partnership, its sole member

                                   By:    Westfield America, Inc. a Missouri
                                          corporation, its sole general partner

                                          By:      /s/ IRV HEPNER
                                                   ----------------------------
                                          Name:    Irv Hepner
                                          Title:   Secretary

                                    SCHEDULE 1


NAME OF MEMBER          INTEREST   MAILING ADDRESS
Vancouver Mall LLC      99.5%      c/o Westfield Corporation, Inc.
(as General Partner)               11601 Wilshire Blvd.,
                                   12th Floor
                                   Los Angeles, CA 90025

Vancouver Associates    0.5%       c/o Newman Properties
(as Limited Partner)               249 E. Ocean Blvd Ste 300
                                   Long Beach, CA 90802